Exhibit 99.1

Cypress Energy Partners, L.P. Announces First Quarter Results and Filing of Form 10-Q

TULSA, Oklahoma.—(BUSINESS WIRE)—May 14, 2014

Cypress Energy Partners, L.P. (NYSE:CELP) today reported:

•	Revenue of $97.5 million for the three months ended March 31, 2014.

•	Declared cash distribution of $3.6 million or $0.301389 per unit for the period from January 21, 2014 (closing of the initial public offering (“IPO”)) through March 31, 2014 consistent with the full quarter estimates of $0.3875 per unit.

•	Distributable cash flow of $3.1 million for the period from January 21, 2014 through March 31, 2014.

•	Adjusted EBITDA was $6.5 million for the three months ended March 31, 2014, including Adjusted EBITDA generated prior to the IPO of $1.6 million and Adjusted EBITDA attributable to non-controlling interests of $1.6 million, resulting in Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $3.3 million for the period from January 21, 2014 through March 31, 2014. Our predecessor’s Adjusted EBITDA was $3.1 million for the three months ended March 31, 2013.

•	Net income was $3.5 million for the three months ended March 31, 2014, including net income generated prior to the IPO of $0.6 million and net income attributable to non-controlling interests of $0.8 million, resulting in net income attributable to Cypress Energy Partners, L.P. of $2.1 million for the period from January 21, 2014 through March 31, 2014. Net income for the three months ended March 31, 2014 includes the impact of non-recurring charges related to the IPO of $0.4 million. Our predecessor’s net income was $2.2 million for the three months ended March 31, 2013.

“We are pleased with the successful launch of our initial public offering in January,” said Cypress’ Chairman, President and Chief Executive Officer, Peter C. Boylan III. “CELP delivered solid first quarter results bolstered by higher Pipeline Inspection and Integrity Services segment revenue and headcounts, offset by lower volumes in our Water and Environmental Services segment due to the unusually harsh winter conditions that impacted many of our customers and other service providers. Water volumes have sequentially continued to improve following the winter. We continue to make progress toward our goals for 2014 and we have a strong balance sheet and credit facility to support our growth. Underlying market dynamics are solid and overall demand for our services remains strong.”

Highlights include:

•	We averaged 1,506 inspectors per week for the first quarter of 2014, compared to 1,180 inspectors per week for the first quarter of 2013 representing a 28% increase. We were engaged by several new customers in the first quarter of 2014 who will utilize our services on new projects.

•	We disposed 4.0 million barrels of saltwater at an average revenue per barrel of $1.31 for the first quarter of 2014, compared to disposing 4.6 million barrels of saltwater at an average revenue per barrel of $1.17 for the first quarter of 2013 despite the harsh winter conditions that negatively impacted our customers.

•	We completed another pipeline connection from a new customer to one of our Permian Basin saltwater disposal facilities.

•	Our leverage ratio as calculated under our credit facility is 0.8x, reflecting a strong balance sheet-with ample available cash and substantial availability.

•	Maintenance capital expenditures for the period from January 21, 2014 through March 31, 2014 were $17 thousand reflecting the limited capital expenditures required to operate our businesses.

Looking forward:

•	We continue to expect to meet our distribution forecast for the year ended December 31, 2014 (on a pro-rated basis) as contained in the IPO prospectus.

•	We continue to evaluate a number of potential acquisition opportunities in both of our segments. The combination of organic growth and new acquisition opportunities will influence our future distributions.

•	For the full 2014 year, we expect to spend less than an aggregate of $1.0 million on maintenance capital expenditures and expansion capital expenditures.

CELP also announced that it will file its quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2014 with the Securities and Exchange Commission on May 14, 2014, and will post a copy of the Form 10-Q on its website at www.cypressenergy.com.

CELP will host an earnings call on Wednesday, May 14, 2014, at 5:00pm EST (4:00pm CST) to discuss its first quarter 2014 financial results. Analysts, investors, and other interested parties may access the conference call by dialing Toll-Free (US & Canada): (888) 645-4404 or International Dial-In (Toll): (862) 255-5395. An archived audio replay of the call will be available on the investor section of our website at www.cypressenergy.com beginning at 5:00pm EST (4:00pm CST) on May 15, 2014.

CELP defines Adjusted EBITDA as net income, plus interest expense, depreciation and amortization expenses, income tax expenses and offering costs. Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. Because Adjusted EBITDA may be defined differently by other companies in our industry our definitions of Adjusted EBITDA may not be comparable to a similarly titled measure of other companies, thereby diminishing their utility. A reconciliation of Adjusted EBITDA to net income is shown below.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations as reflected in the forward-looking statements are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides saltwater disposal and other water and environmental services to U.S. onshore oil and natural gas producers and trucking companies in North Dakota and west Texas. Cypress also provides independent pipeline inspection and integrity services to producers and pipeline companies throughout the U.S. and Canada. In both of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress was founded by Cypress Energy Holdings, LLC, an entity controlled by the family of Charles C. Stephenson, Jr. and by Peter C. Boylan III, the Chairman, President and CEO of Cypress. Cypress is headquartered in Tulsa, Oklahoma.

Cypress Energy Partners, L.P.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except unit data)

	March 31,	December 31,
	2014	2013
		(Recast)
Assets
Current assets:
Cash and cash equivalents	$24,032	$26,690
Trade accounts receivable, net	53,587	60,730
Receivables from affiliates	65	—
Deferred tax asset	159	134
Deferred offering costs	—	2,539
Prepaid expenses and other	1,225	1,458

Total current assets	79,068	91,551
Property and equipment, at cost:
Property and equipment	42,589	42,529
Less: accumulated depreciation	4,726	3,711

Total property and equipment	37,863	38,818
Intangible assets, net	31,874	32,551
Goodwill	75,398	75,466
Debt issuance costs, net	1,960	2,149
Other assets	42	55

Total assets	$226,205	$240,590

Liabilities, parent net investment and owner’s equity
Current liabilities:
Accounts payable	$2,999	$2,673
Accrued payroll and other	16,100	10,662
Income taxes payable	228	16,158

Total current liabilities	19,327	29,493
Long-term debt	70,000	75,000
Deferred tax liability, net	509	541
Asset retirement obligations	9	9

Total liabilities	89,845	105,043
Commitments and contingencies—Note 9
Parent net investment attributable to controlling interests	—	130,012
Parent net investment attributable to non-controlling interests	—	719
Owners’ equity:
Partners’ capital:
Common units (5,913,000 units outstanding at March 31, 2014)	23,645	—
Subordinated units (5,913,000 units outstanding at March 31, 2014)	83,708	—
General partner	1,999	4,816
Accumulated other comprehensive loss	(286)	—

Total partners’ capital	109,066	4,816
Non-controlling interests	27,294	—

Total parent net investment and owners’ equity	136,360	135,547

Total liabilities, parent net investment and owners’ equity	$226,205	$240,590

Cypress Energy Partners, L.P.

Unaudited Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2014 and 2013

(in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2014	2013
		(Recast)
Revenues	$97,523	$5,337
Costs of services	86,103	1,582

Gross margin	11,420	3,755
Operating costs and expense:
General and administrative	4,954	625
Depreciation, amortization and accretion	1,561	899

Operating income	4,905	2,231
Interest expense, net	785	—
Offering costs	446	—
Other expense, net	12	—

Net income before income tax expense	3,662	2,231
Income tax expense	145	—

Net income	3,517	$2,231

Net income attributable to non-controlling interests	773

Net income attributable to partners	2,744
Less:
Net income attributable to general partner	646

Net income attributable to limited partners	$2,098

Net income attributable to limited partners allocated to:
Common unitholders	$1,049
Subordinated unitholders	1,049

	$2,098

Net income per common limited partner unit:
Basic	$0.18

Diluted	$0.17

Net income per subordinated limited partner unit, basic and diluted	$0.18

Weighted average common units outstanding:
Basic	5,913,000
Diluted	5,996,240
Weighted average subordinated units outstanding, basic and diluted	5,913,000

Cypress Energy Partners, L.P.

Adjusted EBITDA Reconciliation

(in thousands)

The following tables present a reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, to net income for the periods indicated, a reconciliation of Adjusted EBITDA Attributable to Cypress Energy Partners, L.P. to Net Income Attributable to Cypress Energy Partners, L.P and a reconciliation of Adjusted EBITDA Attributable to Cypress Energy Partners, L.P. to Distributable Cash Flow.

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Reconciliation of Adjusted EBITDA to Net Income
Net Income	$$3,517	$2,231
Add:
Interest expense	785	—
Depreciation and amortization	1,561	899
Depreciation included in costs of services	49	—
Income tax expense	145	—
Offering costs	446	—

Adjusted EBITDA	$$6,503	$3,130

Period From January 21, 2014 to March 31, 2014
Reconciliation of Adjusted EBITDA Attributable to Cypress Energy Partners, L.P. to Net Income Attributable to Cypress Energy Partners, L.P.
Net income attributable to Cypress Energy Partners, L.P.	$2,098
Add:
Interest expense attributable to Cypress Energy Partners, L.P.	178
Depreciation and amortization expense attributable to Cypress Energy Partners, L.P.	983
Income tax expense attributable to Cypress Energy Partners, L.P.	63

Adjusted EBITDA attributable to Cypress Energy Partners, L.P.	$3,322

Adjustments to reconcile Adjusted EBITDA attributable to Cypress Energy Partners, L.P. to distributable cash flow
Less:
Cash interest expense	171
Cash taxes paid	10
Maintenance capital expenditures	11

$3,130

Cypress Energy Partners, L.P.

Operating Data

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Operating Data (1)
Total barrels of saltwater disposed (in thousands)	4,010	4,640
Average revenue per barrel	$1.31	$1.17
Water and environmental services gross margins	59.6%	70.4%
Average number of inspectors (1)	1,506	1,180
Average revenue per inspector per week (1)	$4,765	$4,956
Pipeline inspection and integrity services gross margins (1)	9.0%	9.4%
Maintenance capital expenditures (in thousands)	$17	$295
Expansion capital expenditures (2)	$302	$—
Coverage ratio	0.88	N/A

(1)	Operating data for the Pipeline Inspection and Integrity Services segment for the three months ended March 31, 2013 is prior to our obtaining control of the TIR Entities on June 26, 2013.
(2)	Represents pre-IPO expansion capital expenditures attributable to a North Dakota facility in our Water and Environmental Services segment committed in 2013 and paid in 2014.

Contact:

Cypress Energy Partners, L.P.

Les Austin, 918-748-3907

Chief Financial Officer

les@cypressenergy.com